UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 N. Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of Class A Common Stock	PRPLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A amends the original Form 8-K filed on November 19, 2020 to correct the statement that the Incremental Loan Warrants were still outstanding. As of November 19, 2020, all the Incremental Loan Warrants had been exercised and no Incremental Loan Warrants were outstanding.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Purple Innovation, Inc. (the “Company”) previously issued the following types of warrants: (i) warrants that were issued in the initial public offering of Global Partner Acquisition Corp. (“GPAC”) (the predecessor to the Company) (the “Public Warrants”), (ii) warrants that were issued to Global Sponsor I who was the sponsor of GPAC (the “Sponsor”) in a private placement (the “Sponsor Warrants”), and (iii) warrants that were issued in connection with the closing of the Amended and Restated Credit Agreement dated February 26, 2019 by and among Purple Innovation, LLC, Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”), Coliseum Co-Invest Debt Fund, L.P. (“CDF” and together with CCP and Blackwell, the “Lenders”) and Delaware Trust Company, to the Lenders (the “Incremental Loan Warrants”). Public Warrants and Sponsor Warrants are listed on The Nasdaq Stock Market (“Nasdaq”) and currently trade under the symbol “PRPLW.”

As previously disclosed, on October 27, 2020, the Company provided notice to the holders of the Public Warrants and the Incremental Loan Warrants that their warrants will be redeemed in accordance with the terms of such warrants on November 30, 2020 (the “Redemption”).

After the effectiveness of the Redemption on November 30, 2020, the Company anticipates the remaining outstanding warrants of the Company will consist of approximately 8.5 million Sponsor Warrants, exercisable for approximately 4.25 million shares of Class A Common Stock, which are currently only held by 16 warrant holders.

The holders of the remaining Sponsor Warrants have the right to exercise their warrants for cash or on a cashless basis at any time. If holders of the Sponsor Warrants subsequently transfer their warrants, other than to certain permitted transferees, those transferred warrants would be subject to redemption by the Company (provided that the conditions for redemption are satisfied).

Given the limited number of warrant holders remaining after the Redemption, and the Company’s right to potentially redeem transferred warrants, the Company believes that trading activity in the warrants will be limited following the Redemption, which could negatively affect the liquidity of the warrants. Based on these considerations, combined with the costs associated with the continued listing of the warrants, the Company believes that continued listing of the warrants is not necessary. On November 13, 2020, the Board of Directors of the Company determined that it is in the best interests of the Company to voluntarily withdraw the listing of the warrants from Nasdaq following the Redemption.

Accordingly, on November 19, 2020, the Company notified Nasdaq of its intent to withdraw warrants from listing on Nasdaq. The Company intends to file a Form 25 with the SEC on November 30, 2020 relating to the warrants, with the delisting to be effective ten days thereafter. The Company expects that the last day of trading of the warrants on Nasdaq will be on or about November 30, 2020. After that time, the Company expects that the warrants will trade over-the-counter. However, the Company can give no assurance that trading in the warrants will continue over-the-counter or on any other securities exchange or quotation medium.

The listing of the Company’s Class A common stock, which is traded on Nasdaq under the ticker symbol “PRPL,” will not be affected by the delisting of the Company’s warrants.

ITEM 7.01 REGULATION FD DISCLOSURE.

On November 19, 2020, the Company issued a press release announcing the Company’s intention to withdraw the warrants from listing on Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 19, 2020 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on November 19, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2020	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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